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                                    EXHIBIT 10.21

                        TERMINATION AND ASSIGNMENT AGREEMENT

     This Termination and Assignment Agreement (this "Agreement") is executed this 6th day of February, 1998, effective January 31, 1998, by and between Hemet Federal Savings and Loan Association and First Hemet Corporation formerly known as H.F. Eagle Insurance Agency (collectively "Hemet") and James Mitchell & Co., JMC Insurance Services Corporation and JMC Financial Corporation, (collectively "JMC")

                                  R E C I T A L S

     On June 15, 1985, JMC and Hemet entered into that certain Marketing Agreement (as amended and restated), and on June 26, 1994, that certain
Mutual Fund Sales Agreement (collectively the "Existing Agreements") pursuant to which JMC and its Subsidiaries agreed to provide certain services to Hemet.

     Hemet and JMC have agreed to terminate the Marketing Agreement in accordance with Section 9.1(a) of such agreement, as amended in Amendment No. 2 to the Marketing Agreement dated February 28, 1996, and have agreed to terminate the Mutual Fund Sales Agreement dated June 8, 1994 in accordance with Section 10.1 thereof, all subject to the terms and conditions set forth below.

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Marketing Agreement or the Existing Agreements, as the case may be.

     NOW THEREFORE, in consideration of the premises and mutual covenants and undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I.

                             TERMINATION AND ASSIGNMENT

     1.1 TERMINATION OF MARKETING AGREEMENT. On December 22, 1997, JMC notified Hemet of its desire to terminate all agreements between the parties. The parties hereby acknowledge that the Existing Agreements shall be terminated effective January 31, 1998 provided, however, that the indemnification provisions of the Existing Agreements and such other provisions of the Existing Agreements which define the responsibilities and duties of the parties after January 31, 1998, shall survive termination.

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     1.2  ACCOUNTING.

          (a) On or prior to February 15, 1998, JMC shall provide Hemet with a reconciliation and payment of:

               (i) any Asset Fee Income earned prior to January 31, 1998 and received by JMC from the Provider Companies;

               (ii) any 12b-1 Fee Income earned prior to January 31, 1998 and received by JMC from the Investment Companies;. and

               (iii) any Chargebacks processed by the Provider Companies on or after January 31, 1998 which Chargebacks were deducted from amounts paid to JMC.

               (iv)  any referral fees due.

                     It is understood and agreed that upon obtaining the amounts identified in subsection 1.2(a)(i), (ii) and (iv) hereto, JMC will promptly pay Hemet the amounts set forth and Hemet will promptly reimburse JMC for the amounts set forth in subsection 1.2(a)(iii) above. JMC and Hemet may agree to setoff the amounts owing from one to the other, such that only one party is obligated to make any transfer of funds.

     1.3 Following the termination date, and pursuant to 9.2(b) of Amendment No. 2 to Marketing Agreement, trail commissions shall be divided as follows: on annuity and insurance products, 65% to Hemet and 35% to JMC; and on trail commissions on Mutual Funds, 42 1/2% to Hemet and 57 1/2% to JMC. Front-end commissions shall be divided in accordance with 9.2(c) of said Amendment.

     1.4  JMC SALES PERSONNEL.   JMC will make every effort to assist Hemet
in hiring the sales personnel of JMC formerly assigned to Hemet. JMC can make no assurance that any one of the sales personnel will accept the offer of employment.

                                    ARTICLE II.

                                SALES AND SERVICING

     2.1 FUTURE SALES. JMC hereby acknowledges that, effective February 1, 1998 Hemet is free of any restrictions imposed by the Existing Agreements with respect to offering annuity and mutual fund products directly to its customers. Hemet and its agents are aware of regulatory and legal restrictions on "churning" and "flipping" of customer accounts.


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     2.2  CHARGEBACKS.  In the event any Customers surrenders a JMC Product during the chargeback period, the Provider Company will chargeback some or all of the front sales commission paid at the time the products was sold ("Chargeback"). JMC and Hemet agree JMC is financially responsible for all Chargebacks processed by the Provider Companies on and after February 1, 1998. Such Chargebacks shall be deducted from the Asset Fee Income otherwise payable by the Provider Companies to JMC.

     2.3 SALES MANAGEMENT AND COMPLIANCE. On and after February 1, 1998, Hemet shall have complete and sole responsibility (including financial responsibility) for all sales, sales management and compliance aspects of its annuities program, without limitation.

     2.4  CUSTOMER COMPLAINTS.

          (a) On and after February 1, 1998, JMC shall have complete and sole responsibility for the research and investigation of all complaints (whether written or oral) received by JMC, any of its Subsidiaries or affiliates, or by any officer, director, agent or employee of any of them or by Hemet, any of its subsidiaries or affiliates, or by any officer, director, agent or employee or any of them, from any person (including state and government agencies, departments, divisions or offices or any self-regulatory organization ("Regulators")) with respect to the sales of JMC Products or the provision of any of the services described in the Existing Agreements ("Customer Complaints") which arise on and after February 1, 1998, including Customer Complaints which arise out of sales made or services provided by JMC, any of its Subsidiaries or affiliates or any officer, director, agent or employee of any of them prior to February 1, 1998. Such responsibility shall include, without limitation, the research and investigation necessary to determine the validity of any Customer Complaint, any and all communication with the complaining person, any former JMC officer, director, employee or agent, or any Provider Company or mutual fund concerning the Customer Complaint. In the event Hemet receives any Customer Complaints on and after February 1, 1998, it will forward them promptly to JMC.

          (b) JMC shall have complete and sole responsibility for the resolution of all Customer Complaints which are listed on the attached
Schedule 2.4.

          (c) Notwithstanding the foregoing, in the event that any Regulator with jurisdiction over JMC, any of its affiliates or Subsidiaries, or any officer, director, agent or employee of any of them, shall initiate a Customer Complaint or become involved in any manner in any Customer Complaint relating to the sale of JMC Products prior to February 1, 1998, JMC shall be responsible for the research and investigation necessary to determine the validity of such Customer Complaint and any communication with the complaining person, any current or former JMC officer, director, employee or agent, any Provider Company, mutual fund or such Regulator and Hemet, its subsidiaries and affiliates, and any officer, director, agent or employee of any of them, shall cooperate with JMC in connection therewith. In the event such Customer Complaint is initiated by the Regulator, JMC shall be responsible for the payment of all sums and other


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compensation to the complaining person unless Hemet is otherwise liable under the indemnification provisions of the Existing Agreements.

          (d) JMC, its affiliates and Subsidiaries will cooperate, and will use their best efforts to cause any current officer, director, employee or agent of any of them, to cooperate with Hemet in connection with the research and investigation of any Customer Complaint.

                                    ARTICLE III.

                         JMC REPRESENTATIONS AND WARRANTIES

     3.1  CORPORATE AUTHORITY.   Each of the JMC entities are California
corporations, duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     3.2  ENFORCEABILITY OF AGREEMENT.   The execution, delivery and
performance of this Agreement by JMC and the consummation by JMC of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This constitutes legal, valid and binding obligations of JMC enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     3.3  EFFECT OF AGREEMENT.   The execution and delivery of this Agreement
and the consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by JMC shall not
(a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which JMC is a party or by which it is bound except for agreements with Provider companies that require the consent of such companies to the assignment of JMC's rights which consents are being requested (See
Section 3.5 and attachments hereto); (ii) the Articles of Incorporation or Bylaws of JMC; (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which JMC is bound; or (iv) any law, rule or regulation applicable to JMC or (b) require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, with the exception of any required filing with the Securities and Exchange Commission.

     3.4  DISCLOSURE OF CUSTOMER COMPLAINTS.   Schedule 3.4 attached hereto
contains a complete and accurate list of all pending or threatened Customer Complaints received by JMC, or


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any of its subsidiaries or affiliates or by any officer, director, agent or employee of any of them prior to December 31, 1997, from any person and JMC does not know or have reason to know of the existence of any additional or threatened Customer Complaints other than as listed in Schedule
3.4. JMC has furnished Hemet copies of all correspondence and other documents in its possession related to any pending or threatened Customer Complaints. JMC shall notify Hemet of all Customer Complaints received by JMC, or any of its Subsidiaries or affiliates or by any officer, director, agent or employee of any of them, on or after February 1, 1998.

                                    ARTICLE IV.

                        HEMET REPRESENTATIONS AND WARRANTIES

     4.1  CORPORATE AUTHORITY.   Hemet is a Federal Savings and Loan
Association, duly organized, validly existing and in good standing under the laws of the United States and has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

     4.2  ENFORCEABILITY OF AGREEMENT.   The execution, delivery and
performance of this Agreement by Hemet and the consummation by Hemet of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement constitutes legal, valid and binding obligations of Hemet enforceable against it in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors rights generally and except as the enforcement of certain provisions thereof may be limited by the application of general equitable principals of law in certain circumstances (whether such provisions are considered in a proceeding at law or in equity).

     4.3  EFFECT OF AGREEMENT.   The execution and delivery of this
Agreement, the consummation of all other transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof as well as the terms of all other documents executed in connection herewith by Hemet shall not (a) result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with: (i) any agreement, indenture or other instrument to which either Hemet is a party or by which it is bound;
(ii) the Articles of Incorporation or Bylaws of Hemet; (iii) the Trust Agreement; (iv) any judgment, decree, order or award of any court, governmental body or arbitrator by which Hemet is bound; or (v) any law, rule or regulation applicable to Hemet, or (b) require the consent, waiver, approval, license or authorization of, or the filing with, any federal, state or local government, governmental department or agency, the receipt of which Hemet has not obtained.


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                                    ARTICLE V.

                                    COOPERATION

     The parties hereto shall execute and deliver any such additional documents, and shall take such additional actions as are reasonably requested by the other party hereto, for the purpose of accomplishing the transactions contemplated hereby or carrying out the provisions hereof.

                                    ARTICLE VI.

                                   MISCELLANEOUS

     6.1  NOTICES.   All notices that are required or may be given pursuant
to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered or mailed by registered or certified mail postage prepaid, or if sent by telex or telefax (in each case promptly confirmed by registered or certified mail postage prepaid), or by overnight courier, addressed as follows:

     If to Hemet, to:    Hemet Federal Savings and Loan
                         445 East Florida Avenue
                         Hemet, CA 92543-4244
                         Attn.:  Thomas R. Strait


     If to JMC, to:      JAMES MITCHELL & CO.
                         9710 Scranton Rd. Ste. 100
                         San Diego, California  92121
                         Attn.:  James K. Mitchell, Chairman and
                                 Chief Executive Officer
                         Telecopy number:  (619) 450-9102

     6.2  EXPENSES.   Except as otherwise expressly provided herein, the
parties hereto shall pay all of their own expenses relating to the transactions contemplated hereby, including, without limitation, the fees and expenses of their respective counsel, accountants, and financial advisors.
In the event of litigation or other adversary proceeding with respect to this Agreement or the transactions contemplated hereby, the non-prevailing party shall reimburse the prevailing party for all reasonable attorney's fees and court costs incurred in connection therewith.

     6.3  AMENDMENTS.   This Agreement may not be changed orally, but only by
agreement in writing signed by the parties hereto. Any provision of this Agreement can be waived, amended, supplemented or modified only by written agreement of the parties hereto.


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     6.4  INTERPRETATION.   This Agreement has been negotiated fully and
fairly between the parties. If this Agreement becomes the subject of interpretation by a court of law or equity or other third party, this Agreement shall not be construed either against, or in favor of, JMC or Hemet, by virtue of one of the parties being deemed the draftsman of this Agreement.

     6.5 SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof or rendering any other provision of this Agreement invalid, illegal or unenforceable.

     6.6 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the directors, principals, shareholders, successors and assigns of the parties hereto.

     6.7 DISPUTE RESOLUTION. In the event of any dispute, claim or controversy which in any way relates to, results from or arises out of this Agreement or the Interim Marketing Agreement, any amendment or breach hereof or thereof, or any resulting transactions ("Dispute"), if the Dispute cannot be settled through negotiations, the parties hereto agree to first try in good faith to settle the Dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration, as mandated below. Regardless of the outcome of such mediation, each party shall bear its own costs and attorneys' fees and any mediation fees shall be shared by the parties on an equal basis, one-half by JMC and one-half by Hemet.

          Thereafter, any remaining Dispute shall be decided by neutral binding arbitration in accordance with the rules of the American Arbitration Association and not by court action. Such arbitration shall be conducted in Hemet, California. Regardless of the outcome of the arbitration, each party shall bear its own costs and attorneys' fees and any costs of expenses assessed by the American Arbitration Association shall be shared by the parties on an equal basis, one-half by JMC and one-half by Hemet. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that no arbitrator shall be permitted to award punitive damages in such arbitration proceeding.

          If any party hereto, after notice thereof, fails to be present or represented at an arbitration hearing, or adjournment thereof, the arbitrator may, nevertheless, in their discretion, proceed with the adjudication of the Dispute.

     6.8 CONFIDENTIALITY. Neither Hemet nor JMC shall disclose any information or make any public announcement with respect to this Agreement prior to its execution. JMC and Hemet will coordinate the content and timing of any internal and public announcements regarding this Agreement.


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     6.9  APPLICABLE LAW.  This Agreement is governed by, and shall be construed and enforced in accordance with, the laws of the State of California, except such laws that would render this choice of laws ineffective.

     6.10 ENTIRE AGREEMENT. This Agreement evidences the entire agreement of the parties hereto with respect to the subject matter hereof.

     This Agreement has been executed by the parties hereto as of the date first above written.

JAMES MITCHELL & CO.
JMC INSURANCE SERVICES CORPORATION
JMC FINANCIAL CORPORATION


By:  /s/ DANIEL M. HARKINS
     -----------------------------------
     Daniel M. Harkins,
     Senior Vice President and General
     Counsel

HEMET FEDERAL SAVINGS & LOAN                     HEMET FEDERAL SAVINGS & LOAN
ASSOCIATION                                      ASSOCIATION

By:                                              By:  /s/ Thomas R. Strait
     ----------------------------                     -------------------------
Its:                                             Its: Senior Vice President
     ----------------------------                     -------------------------

FIRST HEMET CORPORATION                          FIRST HEMET CORPORATION

BY:                                              By:  /s/ Gerald A. Agnes
     ----------------------------                     -------------------------

Its:                                             Its: Executive Vice President
     ----------------------------                     -------------------------


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